EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into effective as of August 1st, 2020 (the “Effective Date”) between NewBridge Global Ventures, Inc. (the “Company”), and Lance Dalton (“Employee”). In consideration of the mutual covenants herein contained and the continued employment of Employee by Company, the parties agree as follows:

1.Duties and Scope of Employment.

(a)Positions and Duties. As of the Effective Date, Employee will serve as President and Director of the Company. Employee will render such business and professional services in the performance of his duties, consistent with Employee’s position within the Company and its subsidiaries or affiliates, as shall reasonably be assigned to him by the Company’s Board of Directors (the “Board”).

(b)Obligations. During the Term (as defined below), Employee will perform such duties faithfully and to the best of Employee’s ability in accordance with all Company rules and policies. Employee will devote Employee’s business efforts and time to the Company as required and notify the Board of any other business activities on a current basis.

2.Term, Termination, and Severance. This Agreement shall be effective during the period commencing on the Effective Date and terminating on July 31, 2021 (the “Term”); provided that the Term may be extended for successive periods by mutual written agreement within 90 days prior the end of the Term.

3.Confidentiality, Invention Assignment and Noncompetition Agreement. Upon execution of this Agreement, Employee shall enter into the Confidential and Proprietary Information and Inventions Agreement attached hereto as Exhibit A (the “Confidential Agreement”).

4.At-Will Employment. Notwithstanding anything to the contrary in this Agreement, the Company and Employee agree that Employee’s employment with the Company is and shall continue to be at-will and may be terminated by either party at any time with or without Cause (as defined below) or notice. Any representation to the contrary is unauthorized and not valid unless in writing and signed by the Company. Nothing in this Agreement shall change the at- will nature of Employee’s employment with the Company. Neither Employee’s job performance nor promotions, bonuses or the like give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of such employment relationship. If Employee’s employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than (a) as provided by this Agreement or (b) as may otherwise be established under the Company’s then existing employee benefit plans or policies at the time of termination.

5.Compensation and Benefits.

(a)Base Salary. During the Term, the Company shall pay Employee as compensation for services rendered under this Agreement, a base salary of $1 annually (the “Base Salary”), as may be increased from time to time by the board of directors, and which will be paid in accordance with the Company’s then prevailing payroll practices and be subject to required tax withholding.

(b)Expenses. The Company will reimburse Employee for business-related expenses which are approved by the Board and are actually incurred by Employee in the furtherance of or in connection with the performance of Employee’s duties hereunder. All expense reimbursement shall be paid in accordance with the Company’s expense reimbursement policy and prevailing payroll practice as in effect from time to time.

6.Definitions. For purposes of this Agreement:

(a)“Cause” means (A) Employee’s material failure to perform his reasonable assigned duties or responsibilities as Employee (other than a failure resulting from the Employee’s Disability (as defined below)) 30 days after notice thereof from the Company describing Employee’s failure to perform such duties or responsibilities in reasonable detail; (B) Employee engaging in any act of dishonesty, fraud or misrepresentation that was or is injurious to the Company or its affiliates; (C) Employee’s violation of any federal or state law or regulation applicable to the business of the Company or its affiliates that was or is injurious to the Company or its affiliates; (D) Employee’s failure to cure any breach of any confidentiality agreement or invention assignment agreement between Employee and the Company (or any affiliate of the Company) within 30 days after notice thereof from the Company describing such breach in reasonable detail; or (E) Employee being convicted of, or entering a plea of nolo contendere to, any felony or committing any act of moral turpitude.

(b)“Disability” means a determination by an independent medical doctor (selected by the Company and consented to by Employee or his legal representative, which consent will not be unreasonably withheld), after consultation with Employee’s physician and an examination of Employee, that Employee has for sixty (60) consecutive days been disabled in a manner which renders him substantially unable to perform his responsibilities as an Employee of the Company.

7.Miscellaneous Provisions.

(a)Assignment. Neither party shall assign or transfer this Agreement without the prior written consent of the other party; provided that the Company may assign or transfer this Agreement to any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business or assets and such successor shall assume the Company’s obligations hereunder and agree in writing to perform such obligations. Notwithstanding the foregoing, the terms of this Agreement shall inure to the benefit of, and be enforceable by, the representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and permitted assigns, as applicable, of each party.

(b)Notices. Notices and all other communications given under this Agreement shall be in writing (including by electronic means) and shall be deemed to have been duly given on the earlier to occur of (i) receipt, (ii) personal delivery, (iii) when sent by facsimile or electronic mail (with evidence of transmission by the transmitting device), (iv) one day after being sent with a commercial overnight service or (v) four days after deposit with U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Employee, notices shall be sent to the primary residence, facsimile and email address of Employee on file with the Company or such other address or number communicated to the Company in writing. In the case of the Company, notices shall be sent to its headquarters and principal facsimile and email address or such other address or number communicated to Employee in writing.

(c)Amendment; Waiver. No provision of this Agreement may be waived, altered, or modified unless in writing and signed by Employee and by an authorized officer of the Company (other than Employee). No waiver by either party of any provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of a future waiver of the same provision.

(d)Entire Agreement. This Agreement, together with all exhibits hereto, represents the entire agreement and understanding between the parties as to the subject matter hereto and thereto and supersedes all prior or contemporaneous agreements, whether written or oral, with respect to the subject matter hereto and thereto.

(e)Taxes. All forms of compensation referred to in this Agreement will be paid subject to applicable withholding and payroll taxes.

(f)Governing Law. This Agreement shall be governed by the laws of the State of California.

(g)Survival. Notwithstanding anything to the contrary in this Agreement, Sections 3 and 7 shall survive termination of this Agreement.

(h)Acknowledgment. Employee has had the opportunity to consult independent legal counsel, has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement without duress or undue influence.

(i)Severability. In the event any provision of this Agreement is determined to be invalid or unenforceable, such provision shall be deemed severed from the remainder of this Agreement and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed and shall not cause the invalidity or unenforceability of the remainder of this Agreement.

(j)Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the dates set forth below effective as of the Effective Date.

  Date: September 28, 2020

EXHIBIT A

Confidential and Proprietary Information and Inventions Agreement

In consideration of my employment by NewBridge Global Ventures, Inc. (the “Company”), the compensation now and hereafter paid to me and access to Company confidential information, I Chris Bourdon (“Employee”), hereby agree as follows:

1.NON-DISCLOSURE

1.1.Recognition of the Company's Rights; Non-disclosure. At all times during my employment and for two years thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Confidential and Proprietary Information (defined in Section 1.2. herein), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing, or unless and to the extent that the Company’s Confidential and Proprietary Information becomes generally known to and available for use by the public other than as a result of Employee’s acts or omissions to act, or unless such information is required to be disclosed pursuant to any applicable law, court order or other governmental body or administrative or other agency. I will obtain the Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at the Company and/or incorporates any Confidential and Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Confidential and Proprietary Information and recognize that all Confidential and Proprietary Information shall be the sole property of the Company and its assigns unless otherwise required by law.

1.2.Confidential and Proprietary Information. As used herein, the term "Confidential and Proprietary Information" shall mean confidential information relating to the Company's products, business, and operations, including, but not limited to, the business plans, financial records, strategies, customers, potential customers, customer retention and service strategies and plans, suppliers,

prospective suppliers, vendors, licensees, licensors, products, product samples, costs, margins, procurement processes, sources, strategies, inventions, procedures, sales aids or literature, technical advice or knowledge, contractual agreements and preferences, pricing, price lists, product specifications, trade secrets, distribution methods, inventories, marketing strategies and interests, inventions, pending patent applications, formulae, algorithms, data, designs, formulations, methods, drawings, work sheets, blueprints, concepts, samples, inventions, manufacturing processes, computer programs and systems and know-how or other intellectual property, of the Company and its affiliates. All Confidential and Proprietary Information shall remain the sole and exclusive property of the Company. Confidential Information also includes any information described above that the Company obtains from its clients or any other third party and that the Company treats as confidential, whether or not owned or developed by the Company.

1.3.Third-Party Information. I understand, in addition, that the Company has received and, in the future will receive from third parties confidential or proprietary information ("Third-Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third-Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third-Party Information unless expressly authorized by an officer of the Company in writing.

1.4.No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information that is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

1.5.No Interference with NLRA or Reporting Rights. This Agreement is not intended to interfere with or restrain employee communications regarding wages, hours, or other terms and conditions of employment or to otherwise interfere with any rights Employee has under the National Labor Relations Act. This Agreement does not prohibit Employee from reporting possible legal violations to the government or from making other disclosures to the government that are protected under federal or state whistleblower provisions.

1.6.Defend Trade Secrets Act. NOTICE is hereby given that this agreement does not affect any immunity under 18 U.S.C. §§ 1833(b)(1) or (2). For the purposes of these subsections only, which are reproduced below, individuals performing work as contractors or consultants are considered to be employees.

(1)An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that

(A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(2)An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. Further, Employee understands that in the event that disclosure of the Company’s trade secrets was not done in good faith pursuant to the above, Employee will be subject to substantial damages, including punitive damages and attorney’s fees.

1.7.Acknowledgments.

I acknowledge that the Company would suffer irreparable harm if I fail to comply with this Agreement, and that the Company would be entitled to any appropriate relief, including equitable relief.

I acknowledge that without access to the Company’s Confidential and Proprietary information, I would not receive such information from other sources.

I acknowledge that I will return all of the Company’s Confidential and Proprietary Information upon termination of employment (see Section 5. herein for more detail on the return of Company documents).

I acknowledge that I have received adequate consideration for signing this Agreement.

I acknowledge that this Agreement is reasonable in scope and duration and the restrictions placed on me by the Company to protect its Confidential and Proprietary Information are reasonable.

I acknowledge that this agreement will not prevent me from finding future gainful employment in my chosen occupation.

I acknowledge the Company expended substantial time, effort, and capital to develop, maintain, and safeguard its Confidential and Proprietary Information.

I acknowledge the Company’s Confidential and Proprietary Information is unique, private, valuable, and confidential, and I will be privy to such Confidential and Proprietary Information.

I acknowledge the confidentiality covenants contained in this Agreement are independent of any other rights or responsibilities of the parties; thus, the confidentiality covenants will remain in effect even if either party breaches the other’s rights or responsibilities or initiates a claim.

2.ASSIGNMENT OF INVENTIONS

2.1.Proprietary Rights and Inventions. The term “Invention” shall include anything that may be patentable or copyrightable as well as any discovery, development, design, formula, improvement, invention, original work of authorship, software program, process, technique, trade secret and any other form of information that derives independent economic value from not being generally known to the public, whether or not registrable or protectable. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

2.2.Prior Inventions. Inventions, if any, patented or unpatented, that I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions (defined in Section 2.3.) without the Company's prior written consent.

2.3.Assignment of Inventions. Subject to Sections 2.4. and 2.6., I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to Section 2.6. herein, are hereinafter referred to as "Company Inventions."

2.4.No Information in this Section.

2.5.Obligation to Keep the Company Informed of Employment and Post-employment Inventions. During the period of my employment and for twelve months after termination of my employment with the Company, unless otherwise provided by law, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within one year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under Section 2.4; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my prior written consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2.4. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2.4.

2.6.Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

2.7.Works for Hire. I acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of my employment and that are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C. § 101).

2.8.Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance. In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3.RECORDS

I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Confidential and Proprietary Information developed by me and all Company Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4.NO CONFLICTING OBLIGATION

I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

5.RETURN OF COMPANY DOCUMENTS

When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information, or Confidential and Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

6.LEGAL AND EQUITABLE REMEDIES

Because my services are personal and unique and because I may have access to and become acquainted with the Confidential and Proprietary Information of the Company, to the extent permitted by law, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

7.NOTICES

Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the Party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, five days after the date of mailing.

Company Address: 825 East 800 North, Orem Utah 84097  Employee Address: 1 Hawthorne Street 24A

San Francisco, Ca 94105

8.NOTIFICATION OF NEW EMPLOYER

In the event that I leave the employ of the Company, to the extent permitted by law, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement, and that the Company may send a copy or a redacted copy of this Agreement to my new employer.

9.GENERAL PROVISIONS

9.1.Governing Law; Consent to Personal Jurisdiction. Any dispute arising under this Agreement will be governed by the law of California and will be litigated in the appropriate state or federal court located in Alameda, California. Employee hereby submits to the jurisdiction of such courts in the event of any such dispute.

9.2.Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

9.3.Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

9.4.Survival. The provisions of this Agreement shall survive the termination of my employment, the termination of this Agreement, and the assignment of this Agreement by the Company to any successor in interest or other assignee.

9.5.At-will Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to the continuation of my employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without cause.

9.6.Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

9.7.Entire Agreement. The obligations pursuant to Sections 1. and 2. of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs non-disclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the Party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

This Agreement shall be effective as of the Effective Date of my Employment Contract  with  NewBridge  Global  Ventures Inc., namely:   , 2019.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I UNDERSTAND I HAVE THE RIGHT TO OBTAIN AN ATTORNEY AT MY EXPENSE TO REVIEW THIS AGREEMENT BEFORE ACCEPTING IT. I WAS NOT COERCED IN ANY MANNER TO SIGN THIS AGREEMENT.

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ACCEPTED AND AGREED TO, NEWBRIDGE GLOBAL VENTURES, INC.:

By:  Signature of Authorized Director

Robert Szwajkos Printed Name

Independent Director on behalf of the Board of Directors